UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2014

Intrepid Potash, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) held its 2014 annual meeting of stockholders on May 28, 2014.  At the annual meeting, stockholders present in person or by proxy voted on the following matters:

1.              Stockholders elected two Class III directors to our Board of Directors to serve three-year terms expiring at our 2017 annual meeting of stockholders, based on the following votes:

	Robert P. Jornayvaz III	Hugh E. Harvey, Jr.
For	60,316,417	59,840,739
Against	981,382	1,851,462
Abstain	417,254	22,852
Broker Non-Votes	11,074,472	11,074,472

The terms of office of our other four directors continued after the annual meeting, as described below:

Director	Class	Year in Which Term Expires at the Annual Meeting of Stockholders
Terry Considine	I	2015
Chris A. Elliott	I	2015
J. Landis Martin	II	2016
Barth E. Whitham	II	2016

2.              Stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2014, based on the following votes:

For	72,609,262
Against	132,314
Abstain	47,949
Broker Non-Votes	N/A

3.              Stockholders approved, on an advisory basis, our executive compensation, based on the following votes:

For	60,360,231
Against	1,176,418
Abstain	178,404
Broker Non-Votes	11,074,472

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: May 29, 2014	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President, General Counsel, and Secretary